EXHIBIT A


                             JOINT FILING AGREEMENT
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In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached
Schedule 13G, and any and all amendments thereto, and expressly authorize AMVESCAP PLC, as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.


Dated: January 10, 2007                AMVESCAP PLC

                                       By: /s/ Lisa Brinkley
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                                       Name:  Lisa Brinkley
                                       Title: Chief Compliance Officer


                                       INVESCO Asset Management Limited

                                       By: /s/ Michelle Moran
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                                       Name:  Michelle Moran
                                       Title: Head of Legal for UK and Ireland